                                                                    EXHIBIT 99.3


                              U.S. CAN CORPORATION

                   10-1/8% SENIOR SUBORDINATED NOTES DUE 2006


                         REGISTRATION RIGHTS AGREEMENT


                 This Registration Rights Agreement (the "Agreement") is dated as of October 17, 1996, by and among U.S. Can Corporation, a Delaware corporation (the "Company"), United States Can Company, a Delaware corporation (the "Guarantor"), and Salomon Brothers Inc, CS First Boston Corporation and BA Securities, Inc. (the "Initial Purchasers").

                 This Agreement is entered into in connection with the Purchase Agreement, dated October 10, 1996, among the Company, the Guarantor and the Initial Purchasers (the "Purchase Agreement"), which provides, among other things, for the sale (the "Initial Placement") by the Company to the Initial Purchasers of $275,000,000 aggregate principal amount of the Company's 10-1/8% Senior Subordinated Notes due 2006 (the "Notes"), which Notes will be guaranteed by the Guarantor. The Company and the Guarantor are collectively referred to herein as the "Issuers". In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuers have agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and their direct and indirect transferees (collectively, the "Holders"). The execution and delivery of this Agreement is a condition to the obligation of the Initial Purchasers to purchase the Notes under the Purchase Agreement.

                 The parties hereby agree as follows:

                 1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                 "Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                 "Affiliate" of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, "control" of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Commission" means the Securities and Exchange Commission.

                 "Effectiveness Date" means the 120th day after the Issue Date.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
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                 "Exchange Notes" means debt securities of the Company
identical in all material respects to the Notes (except that the cash interest and interest rate step-up provisions and the transfer restrictions will be modified or eliminated, as appropriate) to be issued under the Indenture.

                 "Exchange Notes Trustee" means a bank or trust company reasonably satisfactory to the Initial Purchaser, as trustee with respect to the Exchange Notes under the Indenture.

                 "Exchange Offer Registration Period" means the one year period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

                 "Exchange Offer Registration Statement" means a registration statement of the Company on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                 "Exchanging Dealer" means any Holder (which may include the Initial Purchasers) which is a broker-dealer, electing to exchange Notes acquired for its own account as a result of market-making activities or other trading activities, for Exchange Notes.

                 "Filing Date" means the date 60 days after the Issue Date.

                 "Final Memorandum" has the meaning set forth in the Purchase Agreement.

                 "Holders" has the meaning set forth in the preamble hereto.

                 "Indenture" means the Indenture relating to the Notes dated as of October 17, 1996, between the Company, the Guarantor and Harris Trust and Savings Bank, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

                 "Initial Placement" has the meaning set forth in the preamble hereto.

                 "Issue Date" has the meaning set forth in the Indenture.

                 "Liquidated Damages" has the meaning set forth in Section 4(a) hereof.

                 "Losses" has the meaning set forth in Section 7(d) hereof.

                 "Majority Holders" means the Holders of a majority of the aggregate principal amount of securities registered under a Registration Statement.

                 "Managing Underwriters" means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering.

                 "Notes" has the meaning set forth in the preamble hereto.





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                 "Prospectus" means the prospectus included in any Registration
Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Notes or the Exchange Notes, covered by such Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.

                 "Registered Exchange Offer" means the proposed offer to the Holders to issue and deliver to such Holders, in exchange for the Notes, a like principal amount of the Exchange Notes.

                 "Registration Statement" means any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Notes or the Exchange Notes pursuant to the provisions of this Agreement, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                 "Securities" means the Notes and the Exchange Notes.

                 "Shelf Registration" means a registration effected pursuant to
Section 3 hereof.

                 "Shelf Registration Period" has the meaning set forth in
Section 3(b) hereof.

                 "Shelf Registration Statement" means a "shelf" registration statement of the Company pursuant to the provisions of Section 3 hereof which covers some or all of the Notes or Exchange Notes, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                 "Trustee" means the trustee with respect to the Notes under the Indenture.

                 "underwriter" means any underwriter of Notes in connection with an offering thereof under a Shelf Registration Statement.

                 2. Registered Exchange Offer; Resales of Exchange Notes by Exchanging Dealers; Private Exchange. A. The Issuers shall prepare and, not later than the Filing Date, shall file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer. The Issuers shall cause the Exchange Offer Registration Statement to become effective under the Act within 120 days of the Issue Date.

                 (b) Upon the effectiveness of the Exchange Offer Registration Statement, the Issuers shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Notes for Exchange Notes (assuming that such Holder is not an affiliate of the Issuers within the meaning of the Act, acquires the Exchange Notes in the ordinary course of such Holder's business and has no arrangements with any person to participate in the distribution of the




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Exchange Notes) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

                 (c) In connection with the Registered Exchange Offer, the Issuers shall:

                             (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                             (ii) keep the Registered Exchange Offer open for not less than 30 days and not more than 45 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

                             (iii) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York; and

                             (iv)          comply in all respects with all
                 applicable laws.

                 (d) As soon as practicable after the close of the Registered Exchange Offer, the Issuers shall:

                             (i)           accept for exchange all Notes
                 tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

                             (ii)          deliver to the Trustee for
                 cancellation all Notes so accepted for exchange; and

                             (iii) cause the Trustee or the Exchange Notes Trustee, as the case may be, promptly to authenticate and deliver to each Holder of Exchange Notes equal in principal amount to the Notes of such Holder so accepted for exchange.

                 (e) The Initial Purchasers and the Issuers acknowledge that, pursuant to interpretations by the Commission's staff of Section 5 of the Act, and in the absence of an applicable exemption therefrom, each Exchanging Dealer is required to deliver a Prospectus in connection with a sale of any Exchange Notes received by such Exchanging Dealer pursuant to the Registered Exchange Offer in exchange for Notes acquired for its own account as a result of market-making activities or other trading activities. Accordingly, the Issuers shall:

                             (i) include the information set forth in Annex A hereto on the cover of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, and in Annex C hereto in the underwriting or plan of distribution section of the Prospectus forming a part of the Exchange Offer Registration Statement, and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; and





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                             (ii)          use their best efforts to keep the
                 Exchange Offer Registration Statement continuously effective under the Act during the Exchange Offer Registration Period for delivery of the Prospectus contained therein by Exchanging Dealers in connection with sales of Exchange Notes received pursuant to the Registered Exchange Offer, as contemplated by
                 Section 5(h) below.

                 (f) In the event that any Initial Purchaser determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Notes constituting any portion of an unsold allotment, at the request of such Initial Purchaser, the Issuers shall issue and deliver to such Initial Purchaser or the party purchasing Exchange Notes registered under a Shelf Registration Statement as contemplated by Section 3 hereof from such Initial Purchaser, in exchange for such Notes, a like principal amount of Exchange Notes. The Issuers shall seek to cause the CUSIP Service Bureau to issue the same CUSIP number for such Exchange Notes as for Exchange Notes issued pursuant to the Registered Exchange Offer.

                 3. Shelf Registration. If (i) because of any change in law or applicable interpretations thereof by the Commission's staff the Issuers determine upon advice of outside counsel that the Issuers are not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof, or
(ii) for any other reason the Registered Exchange Offer is not consummated within 150 days of the date hereof, or (iii) any Initial Purchaser so requests with respect to Notes held by it following consummation of the Registered Exchange Offer, or (iv) any Holder (other than an Initial Purchaser) is not eligible to participate in the Registered Exchange Offer, or (v) in the case of any Initial Purchaser that participates in the Registered Exchange Offer or acquires Exchange Notes pursuant to Section 2(f) hereof such Initial Purchaser does not receive freely tradeable Exchange Notes in exchange for Notes constituting any portion of an unsold allotment (it being understood that, for purposes of this Section 3, (x) the requirement that an Initial Purchaser deliver a Prospectus containing the information required by Items 507 and/or 508 of Regulation S-K under the Act in connection with sales of Exchange Notes acquired in exchange for such Notes shall result in such Exchange Notes being not "freely tradeable" but (y) the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of Exchange Notes acquired in the Registered Exchange Offer in exchange for Notes acquired as a result of market-making activities or other trading activities shall not result in such Exchange Notes not being "freely tradeable"), then the following provisions shall apply:

                 (a) The Issuers shall as promptly as practicable (but in no event more than 30 days after so required or requested pursuant to this
Section 3), file with the Commission and thereafter shall cause to be declared effective under the Act a Shelf Registration Statement relating to the offer and sale of the Notes or the Exchange Notes, as applicable, by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, that, with respect to Exchange Notes received by an Initial Purchaser in exchange for Notes constituting any portion of an unsold allotment, the Issuers may, if permitted by current interpretations by the Commission's staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Regulation S-K Items 507 and/or 508, as applicable, in satisfaction of their obligations under this paragraph (a) with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to





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herein as, and governed by the provisions herein applicable to, a Shelf
Registration Statement.

                 (b) The Issuers shall use their best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for (x) a period of three years from the date the Shelf Registration Statement is declared effective by the Commission or such shorter period that will terminate when all the Notes or Exchange Notes, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or (y) a period of one year from the date the Shelf Registration Statement is declared effective by the Commission, if such Shelf Registration Statement has been filed at the request of an Initial Purchaser pursuant to clause (iii) of the first paragraph of this Section 3 (in any such case, such period being called the "Shelf Registration Period"). The Issuers shall be deemed not to have used their best efforts to keep the Shelf Registration Statement effective during the requisite period if either Issuer voluntarily takes any action that would result in Holders of securities covered thereby not being able to offer and sell such securities during that period, unless (i) such action is required by applicable law or (ii) such action is taken by such Issuer in good faith and for valid business reasons (not including avoidance of such Issuer's obligations hereunder), including the acquisition or divestiture of assets, so long as such Issuer promptly thereafter complies with the requirements of
Section 5(k) hereof, if applicable.

                 4.        Liquidated Damages.

                 (a) The Issuers and the Initial Purchasers agree that the Holders will suffer damages if the Issuers fail to fulfill their obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuers agree to pay, as liquidated damages, additional interest on the Notes ("Liquidated Damages") under the circumstances and to the extent set forth below:

                 (i) if neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed on or prior to the Filing Date, then, commencing on the 61st day after the Issue Date, Liquidated Damages shall accrue on the Notes over and above the stated interest at a rate of 0.50% per annum of the principal amount of the Notes for the first 90 days immediately following the Filing Date, such Liquidated Damages rate increasing by an additional 0.25% per annum of the principal amount of the Notes at the beginning of each subsequent 90-day period;

                (ii) if the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to the Effectiveness Date, then, commencing on the 121st day after the Issue Date, Liquidated Damages shall accrue on the Notes included or which should have been included in such Registration Statement over and above the stated interest at a rate of 0.50% per annum of the principal amount of the Notes for the first 90 days immediately following the Effectiveness Date, such Liquidated Damages increasing by an additional 0.25% per annum of the principal amount of the Notes at the beginning of each subsequent 90-day period; and

               (iii) if (A) the Issuers have not exchanged Exchange Notes for all Notes validly tendered in accordance with the terms of the Registered Exchange Offer and the Shelf Registration Statement has not been declared effective by the Commission





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         on or prior to the 150th day after the Issue Date or (B) the Exchange
         Offer Registration Statement, or, if applicable, the Shelf Registration Statement, has been declared effective and such Registration Statement ceases to be effective at any time during the period specified in Section 2(c)(ii) hereof (in the case of the Exchange Offer Registration Statement) or during the Shelf Registration Period (in the case of the Shelf Registration Statement) unless all the Notes have previously been sold or exchanged thereunder, as the case may be, then Liquidated Damages shall accrue (over and above any interest otherwise payable on such Notes) at a rate of 0.50% per annum of the principal amount of the Notes for the first 90 days commencing on (x) the 151st day after the Issue Date with respect to the Notes validly tendered and not exchanged by the Company, in the case of (A) above, or (y) the day such Exchange Offer Registration Statement or Shelf Registration Statement ceases to be effective in the case of (B) above, such Liquidated Damages rate increasing by an additional 0.25% per annum of the principal amount of the Notes at the beginning of each such subsequent 90-day period (it being understood and agreed that, in the case of (B) above, so long as any Note is then covered by an effective Shelf Registration Statement, no Liquidated Damages shall accrue on such Note);

provided, however, that the Liquidated Damages rate on any affected Note may not exceed at any one time in the aggregate 2.0% per annum of the principal amount of the Notes; and provided, further, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (i) of this Section 4(a)), (2) upon the effectiveness of the Exchange Offer Registration Statement (in the case of clause (ii) of this Section 4(a)), (3) upon the exchange of Exchange Notes for all Notes tendered or the effectiveness of the Shelf Registration Statement (in the case of clause
(iii)(A) of this Section 4(a)), or (4) upon the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii)(B) of this Section 4(a)), Liquidated Damages on the affected Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

                 (b) The Issuers shall notify the Trustee within one business day after each and every date on which an event occurs in respect of which Liquidated Damages are required to be paid (an "Event Date"). Any Liquidated Damages due pursuant to clauses (a)(i), (a)(ii) or (a)(iii) of this
Section 4 will be payable to the Holders of affected Notes in cash semi-annually on each April 15 and October 15 (to the holders of record on the April 1 and October 1 immediately preceding such dates), commencing with the first such date occurring after any such Liquidated Damages commence to accrue. The amount of Liquidated Damages will be determined by multiplying the applicable Liquidated Damages rate by the principal amount of the affected Notes of such Holders, multiplied by a fraction, the numerator of which is the number of days such Liquidated Damages rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

                 5. Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply:

                 (a) The Issuers shall furnish to the Initial Purchasers, prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement and any Exchange





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Offer Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall use their best efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchasers reasonably may propose.

                 (b) The Issuers shall ensure that (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act and the rules and regulations thereunder, (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

                 (c)      (1)     The Issuers shall advise the Initial
Purchasers and, in the case of a Shelf Registration Statement, the Holders of securities covered thereby, and, if requested by the Initial Purchasers or any such Holder, confirm such advice in writing:

                 (i) when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective; and

                (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information.

                 (2) The Issuers shall advise the Initial Purchasers and, in the case of a Shelf Registration Statement, the Holders of securities covered thereby, and, in the case of an Exchange Offer Registration Statement, any Exchanging Dealer which has provided in writing to the Company a telephone or facsimile number and address for notices, and, if requested by the Initial Purchasers or any such Holder or Exchanging Dealer, confirm such advice in writing:

                 (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                (ii) of the receipt by the Issuers of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

               (iii) of the happening of any event that requires the making of any changes in the Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).





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                 (d)      The Issuers shall use their best efforts to obtain
the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time.

                 (e) The Issuers shall furnish to each Holder of securities included within the coverage of any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference).

                 (f) The Issuers shall, during the Shelf Registration Period, deliver to each Holder of securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Issuers consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of securities in connection with the offering and sale of the securities covered by the Prospectus or any amendment or supplement thereto.

                 (g) The Issuers shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, any documents incorporated by reference therein, and, if the Exchanging Dealer so requests in writing, all exhibits (including those incorporated by reference).

                 (h) The Issuers shall, during the Exchange Offer Registration Period, promptly deliver to each Exchanging Dealer, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as such Exchanging Dealer may reasonably request for delivery by such Exchanging Dealer in connection with a sale of Exchange Notes received by it pursuant to the Registered Exchange Offer; and the Issuers consent to the use of the Prospectus or any amendment or supplement thereto by any such Exchanging Dealer, as aforesaid.

                 (i) Prior to the Registered Exchange Offer or any other offering of securities pursuant to any Registration Statement, the Issuers shall register or qualify or cooperate with the Holders of securities included therein and their respective counsel in connection with the registration or qualification of such securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing and shall do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the securities covered by such Registration Statement; provided, however, that the Issuers will not be required to qualify generally to do business in any jurisdiction where they are not then so qualified or to take any action which would subject them to general service of process or to taxation in any such jurisdiction where they are not then so subject.

                 (j) The Issuers shall cooperate with the Holders of Securities to facilitate the timely preparation and delivery of certificates representing Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request prior to sales of Securities pursuant to such Registration Statement.

                 (k) Upon the occurrence of any event contemplated by paragraph (c)(2)(iii) above, the Issuers shall promptly prepare a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (l) Not later than the effective date of any such Registration Statement hereunder, the Issuers shall provide a CUSIP number for the Notes or Exchange Notes, as the case may be, registered under such Registration Statement, and provide the applicable trustee with printed certificates for such Notes or Exchange Notes, in a form eligible for deposit with The Depository Trust Company.

                 (m) The Issuers shall use their best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to their security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Act.

                 (n) The Issuers shall cause the Indenture to be qualified under the Trust Indenture Act in a timely manner.

                 (o) The Issuers may require each Holder of Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Issuers such information regarding the Holder and the distribution of such Securities as the Issuers may from time to time reasonably require for inclusion in such Registration Statement.

                 (p) The Issuers shall, if requested, promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement, such information as the Managing Underwriters and Majority Holders reasonably agree should be included therein and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

                 (q) In the case of any Shelf Registration Statement, the Issuers shall enter into such agreements (including underwriting agreements) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 7 (or such other provisions and procedures acceptable to the Majority Holders and the Managing Underwriters, if any) with respect to all parties to be indemnified pursuant to Section 7.

                 (r) In the case of any Shelf Registration Statement, the Issuers shall (i) make reasonably available for inspection by the Holders of Securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Issuers and their subsidiaries; (ii) cause the Issuers' officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations;
provided, however, that any     information that is designated in writing by
the Issuers, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; (iii) make such representations and warranties to the Holders of Securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement; (iv) obtain opinions of counsel to the Issuers and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters; (v) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Issuers (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuers or of any business acquired by the Issuers for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of Securities registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and
(vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 5(k) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuers. The foregoing actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 5(r) shall be performed at (A) the effectiveness of such Registration Statement and each post-effective amendment thereto and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

                 (s) In the case of any Exchange Offer Registration Statement, the Issuers shall (i) make reasonably available for inspection by such Initial Purchaser, and any attorney, accountant or other agent retained by such Initial Purchaser, all relevant financial and other records, pertinent corporate documents and properties of each Issuer and their subsidiaries; (ii) cause the Issuers' officers, directors and employees to supply all relevant information reasonably requested by such Initial Purchaser or any such attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Issuers, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such Initial Purchaser or any such attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; (iii) make such representations and warranties to such Initial Purchaser, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement; (iv) obtain opinions of counsel to the Issuers and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to such Initial Purchaser and their counsel) addressed to such Initial Purchaser, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Initial Purchaser or their counsel; (v) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Issuers (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuers or of any business acquired by any of the Issuers for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to such Initial Purchaser, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings, or if requested by such Initial Purchaser or their counsel in lieu of a "cold comfort" letter, an agreed-upon procedures letter under Statement on Auditing Standards No. 35, covering matters requested by such Initial Purchaser or their counsel; and (vi) deliver such documents and certificates as may be reasonably requested by such Initial Purchaser or their counsel, including those to evidence compliance with
Section 5(k) and with conditions customarily contained in underwriting agreements. The foregoing actions set forth in clauses (iii), (iv), (v), and
(vi) of this Section 5(s) shall be performed at the close of the Registered Exchange Offer and the effective date of any post-effective amendment to the Exchange Offer Registration Statement.

                 6. Registration Expenses. The Issuers shall bear all expenses incurred in connection with the performance of their obligations under Sections 2, 3, 4 and 5 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection therewith, and, in the case of any Exchange Offer Registration Statement, will reimburse the Initial Purchasers for the reasonable fees and disbursements of counsel acting in connection therewith.

                 7. Indemnification and Contribution. (a) In connection with any Registration Statement, the Issuers, jointly and severally, agree to indemnify and hold harmless each Holder of Securities covered thereby (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 5(h) hereof, each Exchanging Dealer), the directors, officers, employees and agents of each such Holder and each person who controls any such Holder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuers will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of any such Holder specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Issuers may otherwise have.

                 The Issuers, jointly and severally, also agree to indemnify or contribute to Losses of, as provided in Section 7(d), any underwriters of Securities registered under a Shelf Registration Statement, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 7(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 5(q) hereof.

                 (b) Each Holder of Securities covered by a Registration Statement (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 5(h) hereof, each Exchanging Dealer) severally agrees to indemnify and hold harmless (i) the Issuers, (ii) each of their respective directors, (iii) each of their respective officers who signs such Registration Statement and (iv) each person who controls the Issuers within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Issuers to each such Holder, but only with reference to written information relating to such Holder furnished to the Issuers by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

                 (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnifying party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have reasonably concluded that there may be legal defenses available to such indemnified party and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                 (d)      In the event that the indemnity provided in paragraph
(a) or (b) of this Section 7 is unavailable to, or insufficient to hold harmless, an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser or any subsequent Holder of any Note or Exchange Note be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Note, or in the case of an Exchange Note, applicable to the Note which was exchangeable into such Exchange Note, as set forth on the cover page of the Final Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such underwriter under the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuers shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses) as set forth on the cover page of the Final Memorandum. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Notes or Exchange Notes, as applicable, registered under the Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such

Holder, and each person who controls the Company or the Guarantor within the meaning of either the Act or the Exchange Act, each officer of the Company or the Guarantor who shall have signed the Registration Statement and each director of the Company or the Guarantor shall have the same rights to contribution as the Company or the Guarantor, respectively, subject in each case to the applicable terms and conditions of this paragraph (d).

                 (e) The provisions of this Section 7 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Issuers or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive the sale by a Holder of Securities covered by a Registration Statement.

                 8. Market Making. The Company will, if requested to do so by any of the Initial Purchasers in the good faith belief that such actions are required in order to make a market in the Securities pursuant to applicable law, regulation or administrative practice, and for so long as any of the Securities are outstanding and any of the Initial Purchasers or any of their Affiliates (as defined in the Rules and Regulations under the Act) owns beneficially 5% or more of the equity securities of the Company or has a representative serving on the board of directors of the Company:

                 (a) (i) Periodically amend the Registration Statement (which, for purposes of this Section 8 shall include a Shelf Registration Statement) so that the information contained in the Registration Statement complies with the requirements of Section 10(a) under the Act; (ii) if requested by any of the Initial Purchasers and if not otherwise incorporated therein by reference, within 45 days following the end of the Company's most recent fiscal quarter, file a supplement to the Prospectus which sets forth the financial results of the Company for the previous quarter; (iii) amend the Registration Statement or supplement the Prospectus when necessary to reflect any material changes in the information provided therein that are not otherwise incorporated therein by reference; (iv) amend the Registration Statement when required to do so in order to comply with
         Section 10(a)(3) of the Act as described in Part II, Item 22 of the Registration Statement (or in Part II, Item 17 of any registration statement on Form S-3 covering the Securities); and (v) comply with the provisions of the Act and the Exchange Act with regard to the foregoing; provided, however, that (A) a reasonable time prior to filing any post-effective amendment to the Registration Statement or any supplement to the Prospectus, the Company will furnish to the Initial Purchasers copies of all such documents proposed to be filed, which documents will be subject to the review of such Initial Purchasers' counsel and the Initial Purchasers, (B) the Company will not file any post-effective amendment to the Registration Statement or any supplement to the Prospectus to which such Initial Purchasers' counsel or the Initial Purchasers shall reasonably object, and (C) the Company will provide such Initial Purchasers' counsel and the Initial Purchasers with copies of each amendment or supplement as filed.

                 (b) Notify the Initial Purchasers and, if requested, confirm such advice in writing, (i) when any Prospectus supplement or amendment or post-effective amendment has been filed, and, with respect to any post-effective amendment, when the same has become effective; (ii) of any request by the Commission for any post-effective amendment or supplement to the Registration Statement, any supplement or amendment to the Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration

         Statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose; and (v) of the happening of any event which makes any material statement made in the Registration Statement, the Prospectus or any amendment or supplement thereto untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any amendment or supplement thereto, in order to make the statements therein not materially misleading.

                 (c) Furnish to any of the Initial Purchasers, without charge, (i) at least one conformed copy of any post-effective amendment to the Registration Statement; and (ii) as many copies of any amendment or supplement to the Prospectus as each such person may reasonably request.

                 (d) Consent to the use of the Prospectus or any amendment or supplement thereto by the Initial Purchasers in connection with the offering and sale of the Securities.

                 (e) Agree to indemnify the Initial Purchasers, as well as the other indemnified persons referred to in Section 7(a), and if applicable, contribute to the Initial Purchasers, as well as the other indemnified persons referred to in Section 7(a), in the manner specified in Section 7 (with appropriate modifications).

                 The Initial Purchasers agree to indemnify the Company against any losses, claims, damages or liabilities (or actions in respect thereof) to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or Prospectus, or in any amendment or post-effective amendment thereof or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers specifically for inclusion therein, and, if applicable, to contribute to the losses, claims, damages or liabilities to which the Company may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Initial Purchasers from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Initial Purchaser, and, if necessary, the relative fault of the Initial Purchaser, determined by reference to whether any alleged untrue statement or omission relates to information provided by the Initial Purchaser. Such indemnification and contribution shall be in the manner specified in Section 7 (with appropriate modifications).

                 The Company will comply with the provisions of this Section 8 at its own expense and will reimburse the Initial Purchasers for their reasonable expenses paid or incurred in furtherance of the offering, sale or market-making in the Securities (including reasonable fees and disbursements of counsel to the Initial Purchasers).

                 9.  Miscellaneous.

                 (a) No Inconsistent Agreements. The Company and the Guarantor have not, as of the date hereof, entered into, nor shall either of them, on or after the date hereof, enter into, any agreement with respect to their securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

                 (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuers have obtained the written consent of the Holders of at least a majority of the then outstanding aggregate principal amount of Notes (or, after the consummation of any Exchange Offer in accordance with Section 2 hereof, of Exchange Notes); provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Issuers shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of securities being sold rather than registered under such Registration Statement.

                 (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                          (1) if to a Holder, at the most current address given by such holder to the Company in accordance with the provisions of this Section 9(c), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to Salomon Brothers Inc;

                          (2) if to an Initial Purchaser, initially at the respective addresses set forth in the Purchase Agreement, with copies as indicated therein; and

                          (3) if to Issuers, initially at the address of the Company set forth in the Purchase Agreement, with copies as indicated therein.

                 All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, first-class postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

                 The Initial Purchasers or the Issuers by notice to the other may designate additional or different addresses for subsequent notices or communications.

                 (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Issuers thereto, subsequent Holders of Notes and/or Exchange Notes. The Issuers hereby agree to extend the benefits of this Agreement to any Holder of Notes and/or Exchange Notes and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

                 (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 (g) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State.

                 (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

                 (i) Notes Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Notes or Exchange Notes is required hereunder, Notes or Exchange Notes, as applicable, held by the Company or its Affiliates (other than the Initial Purchasers or subsequent Holders of Notes or Exchange Notes if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Notes or Exchange Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above:


                                       U. S. CAN CORPORATION



                                       By:   /s/ Timothy W. Stonich
                                             ------------------------
                                             Name:  Timothy W. Stonich
                                             Title: Executive Vice
                                                    President, Finance,
                                                    Chief Financial Officer
                                                    and Secretary

                                       UNITED STATES CAN COMPANY



                                       By:   /s/ Timothy W. Stonich
                                             ------------------------
                                             Name:  Timothy W. Stonich
                                             Title: Executive Vice
                                                    President, Finance,
                                                    Chief Financial Officer
                                                    and Secretary

                                       SALOMON BROTHERS INC
                                       CS FIRST BOSTON CORPORATION
                                       BA SECURITIES, INC.
                                         by Salomon Brothers Inc



                                       By:   /s/ Paul Lipari
                                             ------------------------
                                             Name:  Paul Lipari
                                             Title: Associate
                                                    Salomon Brothers Inc





                        [Registration Rights Agreement]